Exhibit 10.38

LEASE AGREEMENT

QUALITY INVESTMENT PROPERTIES – WILLIAMS CENTRE, L.L.C.

ARTICLE 1

BASIC LEASE TERMS

1.01 Parties. This Lease Agreement (this “Lease”) is made and entered into on January 1, 2009, by and between QUALITY INVESTMENT PROPERTIES – WILLIAMS CENTER, LLC, a Kansas limited liability company (“Lessor”), and QUALITY TECHNOLOGY SERVICES LENEXA, LLC, a Delaware limited liability company (“Lessee”).

1.02 Leased Premises. In consideration of the Rent, terms, provisions and covenants of this Lease, Lessor hereby irrevocably leases, lets and demises to Lessee the exclusive use and possession of 2433 usable square feet of data center space (“Data Center Space”) located on the first floor of the J. Williams Technology Centre located at 12851 Foster Street, Overland Park, Kansas (the “Building”) (reserving six (6) cabinets of space and power for Lessor’s use); 7220 square feet of office and common space from January 1, 2009 until October 1, 2009, and; 8639 square feet of office and common space (“Office Space”) from October 1, 2009 until the expiration of the Lease, more particularly depicted on Exhibit A attached hereto and incorporated herein by reference (all of such space being referred to as the “Leased Premises’’ or the “Premises”).

J. Williams Technology Centre	(Name of Building)
12851 Foster Street	(Street Address/Suite Number)
Overland Park, KS 66213	(City, State, and Zip Code)

1.03 Term. Subject to and upon the conditions set forth herein, the term (the ‘‘Term’’) of this Lease shall commence on January 1, 2009 and shall terminate ten (10) years thereafter (the “Termination Date”) unless sooner terminated pursuant to any provision hereof.

1.04 Rent. The Monthly Rent for the Data Center Space will continue to be $31,500.00 per month from January 1, 2009 and continuing through the end of the Lease on December 31, 2019.

Commencing on January 1, 2009 and continuing through December 31, 2013, Lessee shall pay Monthly Rent to Lessor in an amount equal to $22.50/square foot for the Office Space. From January 1, 2009 until October 1, 2009, the Monthly Rent for the Office Space shall be $13,537.50/month and $162,450.00/year. The total Monthly Rent for all space shall be $45,037.50/month for a total of $540,450.00/year.

Commencing October 1, 2009 and continuing through December 31, 2013, the Monthly Rent for the Office Space shall be $16,198.13/month and $194,377.50/year. The total Monthly Rent for all space shall be $47,698.13 for a total of $572,377.56/year.

Commencing on January 1, 2014 and continuing through December 31, 2018, Lessee shall pay Monthly Rent to Lessor for the Office Space in an amount equal to $23.50/square foot for a total of $16,918.04 Monthly Rent and $203,016.50/year. Beginning January 1, 2014 and continuing through December 31, 2018, the total Monthly Rent shall be $48,418.04 for a total of $581,016.49/year. Monthly Rent shall be payable to Lessor in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the Term hereof. All Monthly Rent shall be paid to Lessor at the address specified for notice to Lessor in Section 1.05 below.

1.05 Addresses.

Lessor’s Address:	Lessee’s Address:
Quality Investment Properties – Williams Center, L.L.C.	Quality Technology Services Lenexa, LLC
12851 Foster Street, Suite 205	12851 Foster Street, Suite 205
Overland Park, KS 66213	Overland Park, KS 66213

1.06 Permitted Use. The Leased Premises shall be used for all lawful uses including, without limitation, general office use, lawful payment processing services, collocation, and data storage and retrieval services.

1.07 Use of Leased Premises and Parking. During the Term, Lessee shall have the exclusive use of, and access to, the Leased Premises twenty-four (24) hours a day, seven (7) days per week subject to Lessor’s right to enter the premises under this Agreement. Additionally, Lessee shall have the right to use, twenty-four (24) hours a day, seven (7) days per week, in common with other customers, tenants, lessees, occupants, and their respective employees, agents, customers, guests and invitees, the parking areas and other common areas in and around the Building, including common corridors, restrooms, entrances, stairwells, elevators and other elements designed for common use, subject to the reasonable rules and regulations for the use thereof prescribed from time-to-time by Lessor.

1.08 Access. Lessee shall have right of occupancy, use and control with other lessees and their employees, agents, customers, guests and invitees of all areas for ingress, egress and access to the Building and the common areas of the Building, subject to the rules and regulations for the use thereof prescribed from time-to-time by Lessor.

ARTICLE 2

RENT AND PAYMENT TERMS

2.01 Rent. Subject to the terms and conditions of the Lease, Lessee agrees to pay Monthly Rent, also alternatively sometimes referred to herein as the Base Monthly Rent, such Monthly Rent (‘‘Rent”), during the Term, without notice, demand, deduction, counter-claim, set-off or abatement, the sum of money set forth in Section 1.04 of this Lease, which amount is payable to Lessor at the address shown above. Lessee shall pay monthly installments as provided above, on or before the first day of each calendar month succeeding the Commencement Date during the Term. Notwithstanding the foregoing, Lessee shall pay all Rent due under this Lease between the Commencement Date and the date this Lease is actually executed by Lessor and Lessee within five (5) business days of the date of such execution.

2.02 Triple Net Intent. It is the purpose of Lessor and Lessee that the Monthly Rent provided in this Article 2 for the Data Center Space shall be, other than as provided herein to the contrary, net to Lessor, and that Lessee shall pay without abatement, deduction or setoff and save Lessor harmless from and against all expenses of maintenance and repair and other commercially reasonable charges and expenses and obligation relating to the use and operation of the Leased Premises, which may arise and become due during the term of this Lease and any utility costs associated with the Leased Premises.

With regard to the Office Space, Lessor shall provide, at no cost to Lessee, the normal utility service connections to the Building of which the Leased Premises are a part and regular janitorial service to the Lease Premises. Lessor shall furnish, at no cost to Lessee, hot and cold water at those points of supply normally provided for general use of other Lessees in the building, central heating and air conditioning during normal business operation hours (8-5). Lessor shall also provide routine maintenance, painting and electric lighting service for all public areas in the manner and to the extent deemed by Lessor to be standard. Lessee shall pay its pro rata share of insurance and taxes on the Office Space. The pro rata share for insurance and taxes is calculated based on a 33.5% common factor.

If Lessee is required to make any payment or incur any expense as provided in this Lease and fails to do so within thirty (30) days of Lessee’s receipt of written notice, then Lessor, at its option, may make the payment or incur the expense on Lessee’s behalf, and the cost thereof shall be charged to Lessee as additional Rent and shall be due and payable by Lessee within thirty (30) days from receipt of Lessor’s invoice.

Lessee shall make no other payments including, without limitation, costs associated with any other tenant’s, or other occupant’s premises, costs related to repairs and replacements to areas outside of the Leased Premises (unless the same is necessary due to Lessee’s negligent acts), costs related to structural repairs or replacements to the Building, the roof of the Building, payments of principal or interest on loans or other items financed by Lessor.

Lessee is responsible for quarterly maintenance on all generators, air handlers, and any similar equipment and the payment for said maintenance. If Lessee fails to properly maintain equipment or make payment for maintenance, and fails to do so within thirty (30) days of Lessee’s receipt of written notice then Lessor, at its option, may cause the maintenance to be done or make the payment on Lessee’s behalf, and the cost thereof shall be charged to Lessee as additional Rent and shall be due and payable by Lessee within thirty (30) days from receipt of Lessor’s invoice.

2.03 Late Payment Charge. Other remedies for nonpayment of Rent notwithstanding, if the Monthly Rent payment is not received by Lessor on or before the tenth (10th) day of the month for which the Monthly Rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the thirtieth (30th) day of the month next following the month in which Lessee was invoiced, a late payment charge of 1 1/2% per month compounded monthly shall become due and payable in addition to such amounts owed under this Lease. No security deposit shall be required unless Lessee is delinquent in payment of Rent for over thirty (30) days, in which event, at Lessor’s discretion, a security deposit of up to three (3) months rent may be required.

2.04 Insurance. Lessee agrees to pay, as additional Rent, Lessee’s Pro Rata Share of Lessor’s costs of property insurance relating to the Building.

2.05 Holding Over. In no event may Lessee remain in the Leased Premises following the expiration or termination of this Lease without Lessor’s prior written consent. If Lessee does not vacate the Leased Premises upon the expiration or termination of this Lease, such holding over shall constitute, and be construed as, a tenancy-at-will at a daily Fee equal to one-thirtieth (1/30th) of an amount equal to 150% times the Monthly Rent being paid by Lessee immediately prior to the expiration or termination of the Lease. All other terms and provisions of this Lease shall apply during such holdover period. During such holdover period, Lessee agrees to vacate and deliver the Leased Premises to Lessor immediately upon Lessee’s receipt of notice from Lessor to vacate. Lessee agrees to pay the Rent being due and payable during the holdover period to Lessor. No holding over by Lessee, whether with or without the consent of Lessor and notwithstanding receipt by Lessee of an invoice from Lessor for holdover Rent, will operate to extend the Term. Additionally, Lessee shall pay to Lessor all actual damages (as described in Section 10.02 (c) hereof) sustained by Lessor as a result of such holding over by Lessee.

ARTICLE 3

OCCUPANCY AND USE

3.01 Use. Lessee warrants and represents to Lessor that the Leased Premises shall be used and occupied for the purpose as set forth in Section 1.06. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable, will not create a nuisance or materially affect the structural integrity of the Building. Lessee shall not permit any operation which emits any odor or matter which intrudes into the Building, attracts rodents, use any apparatus or machine which makes undue noise or causes excessive vibration in any portion of the Building. Lessee shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would be extra hazardous on account of fire or which would in any way render void the fire insurance on the Building. The equipment and operations currently in existence in the Leased Premises comply herewith.

3.02 Signs. Lessee may have a sign on their Space at the sole cost and expense of Lessee.

3.03 Compliance with Laws, Rules and Regulations. Lessee, at Lessee’s sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations now in effect or enacted subsequent to the date hereof of state, federal, municipal or other agencies or bodies having jurisdiction over Lessee or the use, condition and occupancy of the Leased Premises, provided, if any capital improvements have to be made to the Building or Leased Premises in order to so comply, and such capital improvements would be required regardless of Lessee’s use of the Leased Premises, Lessor shall be required to take such actions to bring the Building and/or Leased Premises into compliance. Lessor represents and warrants that the Building and Leased Premises are in full compliance with all laws, ordinances, orders, rules and regulations now in effect. Lessor, and Lessor’s affiliates, to the extent that they use or visit the Building, shall also comply with all laws, ordinances, orders, rules and regulations now in effect or enacted subsequent to the date hereof of state, federal, municipal or other agencies or bodies having jurisdiction over the Leased Premises or the use, condition and occupancy of the Building.

3.04 Warranty of Possession. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of all the required Rent and subject to the terms, conditions, covenants and agreements contained in this Lease, will be entitled to quiet possession of the Leased Premises during the Term as well as any extension or renewal thereof. Lessee agrees that Lessor is not responsible for the acts or omissions of any other party (unless such party is an affiliate of Lessor or under Common Control with Lessor) that may unlawfully interfere with Lessee’s use and enjoyment of the Leased Premises, however, to the extent the Lessor, as a tenant, Lessee or owner of the Building, has the right to take steps to rectify or resolve any such interference, Lessor shall take such steps or actions in good faith to promptly eliminate such interference.

3.05 Inspection. Lessor or its authorized agents may, at any and all reasonable times, upon at least forty-eight (48) hours notice delivered to Lessee at the notice address set forth herein, enter the Leased Premises, to inspect the same, conduct tests, environmental audits or other procedures to determine Lessee’s compliance with the terms hereof. Notwithstanding the foregoing, Lessor shall be subject, to, and shall comply with, Lessee’s security procedures and protocols. Lessee shall have the right to have one of its representatives be present any time Lessor enters the Premises.

3.06 Hazardous Waste. The term “Hazardous Substances,” as used in this Lease means pollutants, contaminants, toxic or hazardous wastes, or any other substances, the presence or use of which is regulated, restricted or prohibited by any “Environmental Law,” which term means any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted on the Leased Premises that will use or produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee’s business activities (the “Permitted Activities”), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor, provided, no such approval shall be required with respect to any existing generators or new generators installed within the Leased Premises in the future; Lessee shall obtain all required permits and pay all Rent and provide any testing required by any governmental agency; (ii) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Lessee’s business (the “Permitted Materials”), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and any Permitted Materials not currently utilized by Lessee shall be submitted to Lessor and approved in advance in writing by Lessor, such approval not to be unreasonably withheld, delayed or conditioned; Lessee shall obtain any required permits and pay any Rent and provide any testing required by any governmental agency; (iii) no portion of the Leased Premises will be used as a landfill or a dump; (iv) Lessee will not install any underground tanks of any type not in compliance with Environmental Law; (v) Lessee will not allow any surface or subsurface conditions to come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought onto the Leased Premises, except for the Permitted Materials, and if so brought or found located thereon, the same must be immediately removed, with proper disposal, and all required cleanup procedures must be diligently undertaken pursuant to all Environmental Laws. Lessor or Lessor’s representative shall have the right, but not the obligation, upon compliance with Lessee’s security procedures, to enter the Leased Premises upon at least 72 hours prior notice for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should Lessor determine, in Lessor’s commercially reasonable opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Lessee shall immediately take such corrective action as required by applicable Environmental Laws. Should Lessee fail to take such corrective action within a commercially reasonable time, Lessor is entitled to perform such work and Lessee shall promptly reimburse Lessor for any and all costs associated with said work. If at any time during or after the Term, it is determined that the Lessee contaminated the Leased Premises, Lessee shall diligently institute proper and thorough cleanup procedures at Lessee’s sole cost. Before taking any action to comply with Environmental Laws or to clean up Hazardous Substances contaminating the Leased Premises, Lessee shall submit to Lessor a plan of action, including all plans and documents required by any Environmental Law to be submitted to a governmental authority (collectively, a “Plan of Action”). Such Plan of Action must be implemented by a licensed environmental contractor. The obligations of Lessee as specified in this Section 3.06 shall survive the expiration or other termination of this Lease. Lessee represents and warrants that it has not been previously cited for any environmental violations by any applicable governmental agency. Lessor represents and warrants that Lessor has no knowledge of any past or existing violation of any Environmental Laws or the existence of any contamination on, under, at or around the Building.

3.07 Parking/ Road Use and Common Areas. Lessee is granted the use, in common with and subject to the rights of other tenants and occupants and all of their employees, customers, invitees, of the driveways into the parking areas and the parking areas adjacent to the Building. Additionally, Lessee shall have the right, at all times, to uninterrupted access to and use of the common areas in and around the Building necessary to access the Leased Premises and Lessee shall have the right to access to, and use of all available utilities servicing the Building (together referred to herein as “Common Areas”). For purposes of Rent payment, Lessee’s share of common space shall be 2199 square foot of space. The common space square footage is calculated based on a 33.5% common factor. No driving or parking of any vehicles on non-paved areas adjoining the Building is permitted. Lessee shall engage in no conduct that in any way disrupts the use of any common space by any other tenant or occupant or any of its employees, customers, or invitees. Any use of common areas, other than normal day-to-day access, must be approved by Lessor.

3.08 Lessor’s Representation and Warranties. Lessor covenants, warrants and represents as follows:

(a) Lessor has the full right and power to execute and perform this Lease and to grant the estate demised herein for the Term prescribed herein, and that Lessee, on payment of the Rent and performing the covenants and agreements herein contained, shall, in accordance with the terms, covenants and conditions of this Lease, peaceably and quietly have, hold and enjoy the exclusive use and possession of the Leased Premises during the Term subject to Lessor’s right to enter the Premises under this Agreement and the right to exercise any and all rights and privileges granted by this Lease.

(b) Lessor shall refrain from acting in any manner which might interfere with Lessee’s use and enjoyment of the Leased Premises or Lessee’s right of ingress and egress thereto.

(c) Lessor shall perform all of its obligations and duties to any lender of Lessor and any municipality and other governmental agency, body, board, council or association with jurisdiction over the Leased Premises in order that Lessee may exercise all of its rights and privileges under this Lease.

ARTICLE 4

UTILITIES AND SERVICE

4.01 Building Services. Lessor shall provide the normal utility connections to the Building, including without limitation, all utilities which have been available to Lessee under the existing agreement. Lessee may not increase power usage without the prior written consent of Lessor. Lessee shall pay the cost of all utilities services utilized by Lessee, including, but not limited to, initial connection charges, all charges for gas, electricity, water, telecommunications, sanitary and storm sewer service, refuse or garbage collection and for all electric lights. Lessee shall pay all costs caused by Lessee introducing pollutants or solids into any sewer system, including permits and charges levied by any governmental subdivision for any such pollutants or solids. Lessor shall not be required to pay for any utility services, supplies or upkeep of the same in connection with the Leased Premises and which are utilized by Lessee.

4.02 Theft or Burglary. Lessor shall not be liable to Lessee for losses to Lessee’s property or personal injury caused by criminal acts or entry by unauthorized person into the Leased Premises or the Building.

ARTICLE 5

REPAIRS AND MAINTENANCE

5.01 Lessor Repairs. Lessor shall not be required to maintain or make any improvements of any kind or character to the Leased Premises during the term of this Lease. Lessor shall maintain, repair and replace, as necessary, the Building (excluding those items for which Lessee is expressly responsible pursuant to Section 5.02 below) and common areas of, and surrounding the Building in order to maintain all of the same in good condition and repair at all times. Lessee shall not be liable for costs attributable to the maintenance, repair and/or replacement of the structural components of the Building and the roof unless exclusively serving the Leased Premises.

5.02 Lessee Repairs. Lessee shall, at its sole cost and expense, maintain, repair and replace all non-structural and non-mechanical parts of the Leased Premises (to include the inside of the Leased Premises within the Building only) in good repair and condition, ordinary wear and tear and casualty excepted. Lessee is responsible for quarterly maintenance on all generators, air handlers, and any similar equipment and the payment for said maintenance. If Lessee fails to properly maintain equipment or make payment for maintenance, and fails to do so within thirty (30) days of Lessee’s receipt of written notice then Lessor, at its option, may cause the maintenance to be done or make the payment on Lessee’s behalf, and the cost thereof shall be charged to Lessee as additional Rent and shall be due and payable by Lessee within thirty (30) days from receipt of Lessor’s invoice. Lessee shall repair and pay for any damage caused by any act or omission of Lessee or Lessee’s agents, employees, invitees, Lessees or visitors. If Lessee fails to make the repairs as required herein, Lessor may, at its option, make the repairs and the cost of such repairs shall be charged to Lessee as additional Rent and shall become due and payable by Lessee within thirty (30) days from receipt of Lessor’s invoice.

ARTICLE 6

ALTERATIONS AND IMPROVEMENTS

6.01 Lessee Improvements. Any alterations, physical additions, or improvements to the Leased Premises or Building must be approved in advance and in writing by Lessor. Any alterations, physical additions or improvements to the Leased Premises including any power or cooling infrastructure, fixtures, raised floors, and any similar items, including, but not limited to, items that require building permits, shall be surrendered to Lessor upon the termination or expiration of this Lease; provided, however, if Lessee makes any additions or alterations without Lessor’s approval, Lessor, at its option, may, upon the expiration or earlier termination of this Lease, require Lessee to remove any physical additions and/or alterations in order to restore the Leased Premises to the condition existing prior to making any such additions and/or alterations, all costs of removal or any such additions and/or alterations to be borne by Lessee. Notwithstanding the foregoing, all existing improvements in the Leased Premises are acceptable to Lessor and Lessee will not be required to remove any of the same upon the expiration or earlier termination of this Lease. This Section shall not apply to moveable equipment, equipment used for the business conducted upon or within any portion of the Leased Premises including, without limitation, furniture, racking systems or storage systems used to secure and store computer equipment or other personal property paid for by Lessee or other person or entity, which may be removed by Lessee or such person or entity at the end of the Term, provided, however, Lessee shall remain obligated for repair and restoration as provided above.

6.02 Mechanics Lien. Lessee will not permit any mechanic’s or materialman’s lien(s) or other lien to be placed upon the Leased Premises or the Building and nothing in this Lease is intended to be deemed or construed in any way as constituting the consent or request of Lessor, express or implied by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Leased Premises, or any part that would give rise to any mechanic’s or materialman’s or other lien against the Leased Premises. Notwithstanding the foregoing, if a lien is filed, Lessee shall have the right to contest such lien by providing adequate assurance of payment or other security in order to protect the Lessor from the risk of foreclosure of the same.

ARTICLE 7

CASUALTY AND INSURANCE

7.01 Substantial Destruction. If the Leased Premises should be totally or substantially destroyed by fire or other casualty, or if the Leased Premises should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) days after the date of written notification by Lessee to Lessor of the destruction, Lessee shall have the right to terminate this Lease and the Rent shall be abated for the unexpired portions of this Lease, effective as of the date of the written notification.

7.02 Partial Destruction. If the Leased Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, and Lessor shall at its sole expense, proceed with reasonable diligence to rebuild or repair the Leased Premises to substantially the same condition and specifications as prior to the damage. If the Leased Premises are to be rebuilt or repaired and are un-tenantable in whole or in part following the damage, the Rent payable under this Lease during the period for which the Leased Premises are un-tenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within one hundred eighty (180) days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall terminate.

7.03 Property Insurance. Lessor shall at all times during the term of this Lease maintain a commercially reasonable policy or policies of insurance with the premiums paid in advance, issued by and binding upon an insurance company, insuring the Building against all risk of direct physical loss in an amount equal to at least ninety percent (90%) of the full replacement cost of the Building as of the date of the loss with a commercially reasonable deductible, and Lessor shall use commercially reasonable efforts to procure the lowest premium possible; provided, Lessee shall have no right in or claim to the proceeds of any policy of insurance maintained by Lessor even though a portion of the cost of such insurance is borne by Lessee except that Lessee shall have the absolute right to all insurance proceeds as necessary to repair and/or rebuild as provided in this Lease, and Lessee shall be entitled to all of the proceeds of insurance carried by Lessee.

7.04 Waiver of Subrogation. ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LESSOR AND LESSEE HEREBY WAIVE AND RELEASE EACH OTHER OF AND FROM ANY AND ALL RIGHT OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST EACH OTHER, THEIR AGENTS, OFFICERS, EMPLOYEES OR ANY PARTY CLAIMING BY, THROUGH OR UNDER LESSOR OR LESSEE, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE PREMISES AND ANY IMPROVEMENTS AND/OR ADDITIONS TO THE PREMISES, OR PERSONAL PROPERTY WITHIN THE BUILDING, BY REASON OF FIRE, EXPLOSION, OR THE ELEMENTS OR ANY OTHER OCCURRENCE, REGARDLESS OF CAUSE OF ORIGIN, INCLUDING NEGLIGENCE OF LESSOR OR LESSEE AND THEIR AGENTS, OFFICERS AND EMPLOYEES. LESSOR AND LESSEE AGREE IMMEDIATELY TO GIVE THEIR RESPECTIVE INSURANCE COMPANIES WHICH HAVE ISSUED POLICIES OF INSURANCE COVERING ALL RISK OF DIRECT PHYSICAL LOSS, WRITTEN NOTICE OF THE TERMS OF THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7.04 AND TO HAVE THE INSURANCE POLICIES PROPERLY ENDORSED, IF NECESSARY, TO PREVENT THE INVALIDATION OF THE INSURANCE COVERAGE BY REASON OF THE MUTUAL WAIVERS.

7.05 Hold Harmless.

(a) Lessee agrees that Lessor is not, and during the Term hereof will not be, liable to Lessee or Lessee’s employees, agents, invitees, or visitors, or to any other person, claiming by, through or under Lessee for any injury to person or damage to property on or about the Leased Premises or for loss of or damage to Lessee’s business caused solely by any act or omission of Lessee, respective agents, servants, invitees, or employees, or of any other person entering upon the Leased Premises under express or implied invitation, or, to the extent Lessee shall be required to maintain the same, caused solely by any of the improvements located on the Leased Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises. Lessee agrees to indemnify, defend and hold harmless Lessor of and from any loss, attorney’s fees, expenses or claims arising out of any such damage or injury caused solely by Lessee or any of Lessee’s employees, agents, invitees, or visitors.

(b) Lessor agrees that Lessee is not, and during the Term hereof will not be, liable to Lessor or Lessor’s employees, agents, invitees, or visitors, or to any other person, claiming by, through or under Lessor for any injury to person or damage to property on or about the Building or for loss of or damage to Lessor’s business caused solely by any act or omission of Lessor or its respective agents, servants, invitees, or employees, or of any other person entering upon the Leased Premises under express invitation of Lessor or caused solely by improvements located on or about the Building becoming out of repair or caused solely by leakage of gas, oil, water or steam or by electricity emanating from the Building. Lessor agrees to indemnify, defend and hold Lessee harmless of and from any loss, attorney fees, expenses or claims arising out of any such damage or injury caused by Lessor or Lessor’s employees, agents, invitees, or visitors.

7.06 Liability Insurance. Lessee shall, at its sole expense, maintain at all times during the term of this Lease public liability insurance with respect to the Leased Premises, the conduct or operation of Lessee’s business therein, naming Lessor as an additional insured, with limits of not less than $2,000,000.00 for death or bodily injury to any one or more persons in a single occurrence and $1,000,000.00 for property damage. Lessee shall deliver a certificate of such insurance to Lessor on or before the Commencement Date and thereafter from time to time upon request.

7.07 Lessor Representation. Lessor represents and warrants that Lessor has the unconditioned right to utilize all insurance proceeds to rebuild or repair the Building upon the occurrence of a fire or other casualty.

ARTICLE 8

CONDEMNATION

8.01 Substantial Taking. If all or a substantial portion of the Leased Premises or a substantial portion of the Building are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would in the sole judgment and discretion of Lessee significantly interfere with the use of the Leased Premises for the purpose for which it is then being used, then Lessor or Lessee may, but is not required to, terminate this Lease and abate Rent during the unexpired portion of this Lease effective on the date title or physical possession is taken by the condemning authority, whichever occurs first.

8.02 Partial Taking. If a portion of the Leased Premises or a portion of the Building are taken for any pubic or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.01 above, Lessor shall, at Lessor’s expense, restore and reconstruct the Building and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable, provided, if the damages received by Lessor and Lessee are insufficient to cover the costs of restoration, or in the event after the restoration Lessee will be able to use less than 75% of the Premises, Lessee may terminate this Lease. The Rent and additional Rent payable under this Lease during the unexpired portion of the Term will be adjusted to such an extent as is fair and reasonable under the circumstances based on the reduction of services or square footage in the Premises. All proceeds of any taking shall be made available to Lessee to the extent necessary to restore and reconstruct the Leased Premises.

ARTICLE 9

ASSIGNMENT OF LEASE

9.01 Lessor Assignment. Lessor is entitled to transfer or assign its rights and obligations under this Lease and in the Leased Premises in connection with the sale of any interest Lessor now has, or may have in the future, in the Building. Provided any assignee of Lessor’s interest in this Lease assumes all of Lessor’s liability hereunder, any such sale, transfer or assignment, shall release Lessor from future liability under this Lease arising after the date of such sale, assignment or transfer, and Lessee agrees to look solely to the interest of any such purchaser, assignee or transferee of Lessor for the performance of such obligation.

9.02 Lessee Assignment. Except as provided in this Lease, Lessee shall not assign or sublet the Leased Premises, in whole or in part, without the prior written consent of Lessor.

9.03 Subordination, Attornment and Non-disturbance Lessee shall accept this Lease subject and subordinate to any recorded first mortgage or deed of trust lien presently existing or hereafter created upon the Building (provided, however, that any such mortgagee may, at any time, subordinate such mortgage, deed of trust or other lien to this Lease) and to any renewals thereof. If the interests of Lessor under this Lease are transferred by reason of foreclosure or other proceedings for enforcement of any such first mortgage or deed of trust lien on the Building who has executed a non-disturbance agreement as provided above, Lessee agrees to be bound to the transferee (sometimes called the “Purchaser”) under the terms, covenants and conditions of this Lease for the balance of the Term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and Lessee agrees to attorn to the Purchaser, including the mortgagee under any such first mortgage or deed of trust if it be the Purchaser, as its Lessor. The Purchaser shall maintain existence of and perform all of Lessor’s obligations under this Lease, in accordance with its terms, covenants and conditions and those of the non-disturbance agreement.

9.04 Estoppel Certificates. Lessee agrees to furnish within ten (10) business days after receipt of a request from Lessor, Lessor’s mortgagee or any potential purchaser of the Building or the Project, a statement certifying, if applicable and true and to Lessee’s best actual knowledge, the following: Lessee is in possession of the Leased Premises; the Leased Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified, or stating any modifications; and such other matters as may be reasonably required by Lessor, Lessor’s mortgagee or any potential purchaser. Lessee may qualify and/or explain any statement therein for the purpose of clarity and accuracy.

ARTICLE 10

DEFAULT AND REMEDIES

10.01 Default by Lessee. The following are events of default by Lessee under this Lease:

(a) Lessee shall fail to pay when due any installment of Monthly Rent and the continuance of such failure for ten (10) days after Lessee’s receipt of written notice thereof;

(b) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of Monthly Rent or additional Rent and the failure is not cured within thirty (30) days after Lessee’s receipt of written notice thereof, except, if such failure to comply concerns matters of such a nature they are not reasonably susceptible of cure within such thirty (30) day period, in which case the period of cure shall be extended so long as Lessee commences its efforts to cure within such thirty (30) day period and thereafter diligently pursues completion of same;

(c) Lessee files (or causes to be filed) a petition or is adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law; or a receiver or trustee is appointed for all or substantially all of the assets of Lessee; or Lessee makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; or

(d) Lessee does or permits to be done any act which results in a lien or claim of lien being filed against the Leased Premises or the Building and/or the Project and the same is not released or otherwise addressed by indemnity or escrow within thirty (30) days after Lessee receives written notice thereof.

10.02 Remedies for Lessee’s Default. Upon the occurrence of any event of default set forth in this Lease, Lessor is entitled to pursue any one or more of the remedies set forth herein at any time following such event or events of default without, except to the extent otherwise provided, any notice or demand to Lessee or any other person or entity or lender.

(a) Without declaring the Lease terminated, Lessor may enter upon and take possession of the Leased Premises, and subject to compliance with Kansas law, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises, and relet the Leased Premises on behalf of Lessee and receive the Rent directly by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the Leased Premises.

(b) Without declaring the Lease terminated, Lessor may enter upon the Leased Premises, subject to compliance with Kansas law, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee’s obligations under this Lease; further, Lessee agrees that Lessor is not liable for any damages resulting to Lessee from effecting compliance with Lessee’s obligations under this Lease except those caused by the negligence of Lessor.

(c) Lessor may terminate this Lease, in which event Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee fails to surrender the Leased Premises to Lessor, Lessor may, without prejudice to any other remedy which it may have for possession or arrearage in Rent, after complying with applicable Kansas law, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lockout, and expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this Article 10, including without limitation, loss and damage due to the failure of Lessee to maintain and or repair the Leased Premises as required hereunder. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, and no other act or omission of Lessor constitutes a termination of this Lease. In no event shall Lessor have the right to terminate this Lease upon an event of default unless Lessor has provided, in the event Lessee has not cured any such event of default after notice, Lessee shall fail to cure the same within fifteen (15) business days after receipt by Lessee of such second notice from Lessor. Notwithstanding the foregoing, Lessor’s damages shall be limited to actual damages, and under no circumstance shall Lessee be liable for consequential or punitive damages.

(d) Lessee may cure defaults and bring this Lease to a current condition by tender of performance any time prior to termination of this Lease by Lessor.

10.03 Early Termination. In the event that Lessor desires to terminate prior to the end of the Term, Lessee shall pay a termination charge equal to the costs incurred by Lessor in returning the space to a condition suitable for use by other parties, plus One Hundred Percent (100%) of the monthly Fee for the terminated Leased Premises for the number of months remaining under the Lease Agreement, without any requirement for mitigation of damages. Such termination fees are not penalties, but due to the difficulty in estimating actual damages for early termination, are agreed upon charges to fairly compensate Lessor.

10.04 Lessor Care. Lessor shall take all action required to protect and cause any employee, agent, officer, manager, contractor, subcontractor or other person or entity entering the Leased Premises by or through Lessor to protect the privacy of any occupant and the confidentiality of any information within the Leased Premises.

10.05 No Election. Lessor or Lessee’s pursuit of any remedy specified in this Lease will not constitute an election to pursue that remedy only, nor preclude such party from pursuing any other remedy available at law or in equity, nor constitute a forfeiture or waiver of any Rent or other amount due to the other as described herein.

10.06 Default by Lessor. The following shall be deemed to be events of default by Lessor under this Lease: (i) Lessor shall fail to comply with any warranty, representation, term, provision or covenant of this Lease, and the failure is not cured within thirty (30) days after written notice to Lessor, provided, however, if such failure is not susceptible of cure within such thirty (30) day period, and, within such thirty (30) day period, Lessor commences the required action and continues to pursue such action diligently and without interruption thereafter, Lessor shall have such additional time as is reasonably necessary under the circumstances, but the failure must in any event be cured within ninety (90) days after such written notice to Lessor, (ii) Lessor shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessor, or Lessor shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors

10.07 Lessee Remedies. Upon the occurrence of any event of default by Lessor, in addition to other remedies available under law or equity, Lessee shall have the option to (i) cure such default and invoice Lessor the reasonable cost incurred by Lessee in so doing, and offset such invoiced amount from the Rent hereunder if Lessor fails to pay such amount within thirty (30) days after the date of such invoice; and/or (ii) seek an order from a court for specific performance to cure such default, and the reasonable cost incurred by Lessee shall be invoiced to Lessor, and shall be offset against the Rent hereunder if not paid within thirty (30) days after the date of such invoice

ARTICLE 11

DEFINITIONS

11.01 Act of God or Force Majeure. An “act of God” or “force majeure” is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor or Lessee and which by the exercise of due diligence neither Lessor nor Lessee is unable, wholly or in part, to prevent or overcome.

11.02 Building. “Building” as used in this Lease means the Building, the land, including parking lots surrounding the Building.

11.03 Commencement Date. “Commencement Date” means the date set forth in Section 1.03. The Commencement Date constitutes the commencement of the Term for all purposes, whether or not Lessee has actually taken possession.

11.04 Square Feet. “Square feet” or “square foot” as used in this Lease includes the area contained within the Leased Premises stipulated in Article 1.01 above.

ARTICLE 12

MISCELLANEOUS

12.01 Waiver. Failure of either party to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, does not constitute a waiver of the default, and the non-defaulting party is entitled to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 10.00 above or any other part of this Lease, at law or in equity does not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided at law or in equity, nor does pursuit of any remedy constitute forfeiture or waiver of any Rent or damages accruing to either party by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by either party to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

12.02 Act of God or Force Majeure. Neither party to this Lease is required to perform any covenant or obligation in this Lease, or be liable in damages to the other, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by the acts or omissions of the other party.

12.03 Attorney’s Fees. If either party defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the matter is placed in the hands of an attorney for the enforcement of all or any part of this Lease, the non-prevailing party agrees to pay the prevailing party’s costs and expenses, including reasonable attorney’s fees, for the services of the attorney and other out-of-pocket expenses incurred in connection therewith.

12.04 Successors. This Lease is binding upon and inures to the benefit of Lessor and Lessee and their respective successors and assigns.

12.05 Fees Tax. If applicable in the jurisdiction where the Leased Premises are situated, Lessee shall pay and be liable for all sales and use taxes or other similar taxes on rent, if any, except for those taxes of any kind being in the nature of an income tax on any fees paid to Lessor, which shall be paid by Lessor, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment must be paid concurrently with the payment of the Rent, operating expenses or other charge upon which the tax is based as set forth above.

12.06 Captions. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

12.07 Notice. All Rent and other payments required to be made by Lessee shall be paid to Lessor at the address set forth in Section 1.05. All payments required to be made by Lessor to Lessee are payable to Lessee at the address set forth in Section 1.05 or at any other address within the United States as Lessee may specify from time to time by written notice. For purposes hereof, any notice or document required or permitted to be delivered by the terms of this Lease (other than delivery of Rent payments) will be deemed to be delivered upon the earlier of actual receipt, or (whether or not actually received) on the first (1st) business day after being deposited with a reputable overnight courier (such as Federal Express, UPS or similar courier) or the third (3rd) day after being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.05. Rent payments are deemed received only upon actual receipt. Unless specifically authorized herein, any notice delivered via facsimile transmission will not satisfy a requirement to give notice under the terms of this Lease.

12.08 Submission of Lease. Submission of this Lease for signature does not constitute a reservation of space or an option or offer to Lease. This Lease is not deemed effective until execution by and delivery to both Lessor and Lessee.

12.09 Severability. If any provision of this Lease or the application thereof to any person or circumstance is rendered invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances remain unaffected thereby and continue to be enforced to the greatest extent permitted by law.

12.10 Notices to Mortgagees. Provided that Lessee has received prior written notice of the name and address of such lender, Lessee shall serve written notice of any claimed default or breach by Lessor under this Lease upon any lender which is a beneficiary under any deed of trust or mortgage against the Leased Premises, Lessee agrees to allow such lender during the same period to cure such default or breach as is afforded Lessor; provided, in the event it is necessary for said lender to foreclose on the property of which the Leased Premises are a part in order to cure such default, lender will be entitled to such additional time as is necessary to cure such default provided such default is cured within sixty (60) days from receipt of Lessee’s notice of default.

12.11 Recordation. Lessee shall not record this Lease without the prior written consent of Lessor; however, a memorandum of this Lease may be recorded in the real estate records in the county where the Leased Premises is located at the request of either party.

12.12 Counterparts. This Lease may be executed in two or more counterparts, and it is not necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart constitutes an original, but all such counterparts taken together constitute but one and the same instrument.

12.13 Governing Law/Venue. THIS LEASE SHALL BE CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BUILDING IS LOCATED AND THE LAWS OF THE UNITED STATES OF AMERICA AS APPLICABLE TO TRANSACTIONS WITHIN THE STATE WHERE THE BUILDING IS LOCATED. LESSOR AND LESSEE HEREBY SUBMIT TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION SITTING IN SUCH COUNTY AND STATE WHERE THE BUILDING IS LOCATED.

12.14 Broker. Lessee represents and warrants that Lessee has dealt with no broker. Lessee shall indemnify and hold Lessor harmless from and against all claims (and costs of defending against and investigating such claims) of any other broker or similar parties claiming under Lessee in connection with this Lease. Lessor represents and warrants that Lessor has dealt with no broker. Lessor shall indemnify and hold Lessee harmless from and against all claims (and costs of defending against and investigating such claims) of any broker or similar parties claiming under Lessor in connection with this Lease.

12.15 Construction of Lease. It is agreed that, in the construction and interpretation of the terms of this Lease, the rule of construction that a document is to be construed most strictly against the party who prepared the same will not be applied, it being agreed that both parties hereto have participated in the preparation of the final form of this Lease. Wherever in this Lease provision is made for liquidated damages, it is because the parties hereto acknowledge and agree that the determination of actual damages (of which such liquidated damages are in lieu) is speculative and difficult to determine; the parties agree that liquidated damages herein are not a penalty.

12.16 Time of Essence. With respect to all required acts under this Lease, time is of the essence of this Lease.

12.17 Building Name and Address. Lessee reserves the right at any time to change the name by which the Building is designated and its address, and Lessee has no obligation or liability whatsoever for costs or expenses incurred by Lessor as a result of such name change or address change of the Building.

12.18 Taxes and Lessee’s Property. Lessee is solely liable for all taxes levied or assessed against Lessee’s personal property, furniture or fixtures placed by Lessee in the Premises.

12.19 Constructive Eviction. Lessee shall not be entitled to claim a constructive eviction from the Leased Premises unless Lessee has first notified Lessor in writing of the condition giving rise thereto, and, if the complaints are justified, unless Lessor has failed to remedy such conditions with a reasonable time after receipt of said notice.

12.20 Confidentiality. Lessee shall not disclose the terms of this Agreement to anyone not a party to the Agreement.

12.21 ARBITRATION. ANY DISPUTE BETWEEN THE PARTIES WILL BE SUBMITTED TO BINDING ARBITRATION UNDER THE COMMERCIAL ARBITRATION RULES (THE “RULES”) OF THE American Arbitration Association (“AAA”). THE DECISION OF THE ARBITRATOR(S) WILL BE FINAL AND BINDING ON THE PARTIES AND MAY BE ENTERED AND ENFORCED IN ANY COURT OF COMPETENT JURISDICTION BY EITHER PARTY.

ARTICLE 13

AMENDMENT AND LIMITATION OF WARRANTIES

13.01 Entire Agreement. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

13.02 Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

13.03 Limitation of Warranties. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

ARTICLE 14

OTHER PROVISIONS

14.01 Attachments. Attached hereto and incorporated herein by this reference are the following:

(a)	Exhibit “A” – The “Premises” or “Leased Premises”

(b)	Exhibit “B” – Rules and Regulations

(e)	Exhibit “C” – Maintenance on a Regular Basis

[Signature page follows]

SIGNED at Overland Park, Kansas this 16 day of Oct., 2009.

LESSOR:		LESSEE:

QUALITY INVESTMENT PROPERTIES – WILLIAMS CENTER, a Kansas limited liability company		QUALITY TECHNOLOGY SERVICES LENEXA, LLC, a Delaware limited liability company

By:		By:
Name:	Chad L. Williams	Name:	Mark Waddington
Title:	CEO	Title:	Member of Quality Technology Services Holding, LLC, sole member of Quality Technology Services Lenexa, LLC

EXHIBIT “A”

THE PREMISES OR LEASED PREMISES

EXHIBIT A-1

LEGEND - FIRST FLOOR

Quality Group of Companies, OP, Kansas

Common Area - Mech/Equip/TeleCo	5,244 sq. ft.
Shafts	
Office Space - AOS	1,382 sq. ft.
Office Space - QTS	5,209 sq. ft.
Data Center Space - QTS	2,433 sq. ft.
Office Space - QIP	3,542 sq. ft.
Raised Floor - Available	
Raised Floor - TELCO	
Raised Floor Common	
Raised Floor Future Rentable	
Receiving-Warehouse	
Retail Cabinets - Internal	
Retail Cabinets - Leased	
Retail Cages - Leased	
Retail Suites - Leased	
Wholesale Suites - Leased	

Total Gross Area - 1st & 2nd Floors - 37,785 sq. ft.

Total Rentable Area - 1st & 2nd Floors - 34,728 sq. ft.

Total Common Area	6,561 sq. ft.		
Total Office Space - AOS	13,122 sq. ft.	* 46.6% CAF =	16,179 sq. ft. total
Total Office Space - QTS	7,007 sq. ft.	* 24.9% CAF =	8,639 sq. ft. total
Total Data Center Space - QTS	2,433 sq. ft.	* 8.6% CAF =	3,000 sq. ft. total
Total Office Space - QIP	5,605 sq. ft.	* 19.9% CAF =	6,911 sq. ft. total

437 sf
1,419 sf
357 sf
221 sf
5,244 sf
QUALITY ACCOUNTING DEPARTMENT
1,817 sf
435 sf
PRESENTATION THEATER
2,433 sf
523 sf

1 OVERALL FLOOR PLAN

QIP
12851 FOSTER STREET
OVERLAND PARK, KS 66213
P: 913.814.9988 - F: 913.814.7766

QTS
300 SATELLITE BLVD. NW
SUWANEE, GA 30024
P: 678.835.5000 - F: 678.835.5555

QTS Overland Park
12851 FOSTER ST.
SUITE 205
OVERLAND PARK, KS 66213

PROFESSIONAL SEAL

A1.01
1ST FLOOR
OFFICE PLAN

EXHIBIT A-2

LEGEND - SECOND FLOOR

Quality Group of Companies, OP, Kansas

Common Area - Mech/Equip/TeleCo Shafts	1,317 sq. ft.
Office Space - AOS	11,740 sq. ft.
Office Space - QTS	1,798 sq. ft.
Data Center Space - QTS	
Office Space - QIP	2,063 sq. ft.
Raised Floor - Available	
Raised Floor - TELCO	
Raised Floor Common	
Raised Floor Future Rentable	
Receiving-Warehouse	
Retail Cabinets - Internal	
Retail Cabinets - Leased	
Retail Cages - Leased	
Retail Suites - Leased	
Wholesale Suites - Leased	

Total Gross Area - 1st & 2nd Floors - 37,785 sq. ft.

Total Rentable Area - 1st & 2nd Floors - 34,728 sq. ft.

Total Common Area	6,561 sq. ft.		
Total Office Space - AOS	13,122 sq. ft.	* 46.6% CAF =	16,179 sq. ft. total
Total Office Space - QTS	7,007 sq. ft.	* 24.9% CAF =	8,639 sq. ft. total
Total Data Center Space - QTS	2,433 sq. ft.	* 8.6% CAF =	3,000 sq. ft. total
Total Office Space - QIP	5,605 sq. ft.	* 19.9% CAF =	6,911 sq. ft. total

1,040
OFFICE
758 sf
1,317 sf

1 OVERALL 2nd FLOOR PLAN

A1.02
2ND FLOOR CARPET TILE

QTS Overland Park
12851 FOSTER ST.
SUITE 205
OVERLAND PARK, KS 66213

QTS
300 SATELLITE BLVD. NW
SUWANEE, GA 30024
P: 678.835.5000 - F: 678.835.5555

QIP
12851 FOSTER STREET
OVERLAND PARK, KS 66213
P: 913.814.9988 - F: 913.814.7766

EXHIBIT “B”

RULES AND REGULATIONS

1.	Lessor agrees to furnish Lessee two keys without charge. Additional keys may be made by Lessee. Lessee may change locks or install additional locks on doors without prior written consent of Lessor. Lessee shall make duplicates of keys for Lessor for Lessor’s administration of this Lease. All keys to Leased Premises shall be surrendered to Lessor upon termination of this Lease.

2.	Lessee shall not at any time occupy any part of the Leased Premises or the Project as sleeping or lodging quarters.

3.	Lessee shall not place, install or operate on the Leased Premises or in any part of the Building any engine, stove or machinery, or conduct mechanical operations (other than those consistent with Lessee’s Permitted Use (as defined in Section 1.06 hereof) or cook therein, or place or use in or about the Leased Premises or the Project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Lessor; provided fuel for the contemplated generators shall be allowed.

4.	Lessor will not be responsible for lost, stolen or damaged personal property, equipment, money or jewelry from the Leased Premises regardless of whether such loss occurs when the area is locked against entry or not.

5.	No dogs, cats, fowl, or other animals except for Seeing Eye dogs shall be brought into or kept in or about the Leased Premises or the Project.

6.	The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, including improper disposal of any materials, or by the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

7.	No person shall disturb occupants of the Building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

8.	Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

9.	Parking in a parking garage or area shall be in compliance with all reasonable parking rules and regulations including any sticker or other identification system established by Lessee. Failure to observe the rules and regulations shall terminate the offender’s right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal or impoundment of a vehicle shall create any liability on Lessee or be deemed to interfere with the right to possession of the Leased Premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where “No Parking” signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Lessee. Parking stickers or other forms of identification supplied by Lessee shall remain the property of Lessee. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

10.	Movement in or out of the Building of furniture or office supplies and equipment, or dispatch or receipt by Lessee of any merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby, shall be restricted to hours designated by Lessee. All such movement shall be under supervision of Lessee and carried out in the manner agreed between Lessee and the moving party.

EXHIBIT “C”

Maintenance on a Regular Basis:

(D) Daily (W) Weekly (M) Monthly (Q) Quarterly (S) Semi-annually (A) Annually*

All Generators	(W) Check bearing tem, voltages, brushes, RPM, grease, and run engines (A) Changes Oil, filters and adjust valves

All uninterrupted power supplies (““UPS”), including all battery maintenance and replacements	(W) Exercised (M)(S)(A)-depending on season

All HVAC Equipment	(D) Basic inspection of all readings (A) Tube cleaning, eddy current testing and oil change

Primary Chilled Water Pumps	(Q) Grease

Secondary Chilled Water Pumps	(Q) Grease

Outside Air Fans	(W) Inspection (Q) Grease

Data Center Air Handlers	(D) Inspections (M) Upper media replacement (Q) Clean humidity pans, replace belts, grease (S) Replace large filters

Building Air Handling Units	(Q) Grease, tighten belts (A) Change belts

Rheumatic Valves	(Q) Exercise

Electrical Panels	(D) Inspection (A) Infrared scan

Power Distribution Units (“PDU”)	(D) Inspection (A) Infrared scan

Motor Control Units	(D) Inspection (A) Infrared scan

Variable Frequency Drives	(D) Inspection (A) Infrared scan

Security System	(M) monitoring and any maintenance

Fire Suppression	Semi-Annual to Annual inspection depending on local fire code

*	Lessee is responsible for all maintenance recommended by the manufacturer. This list is intended to provide examples and is not intended to be exclusive or comprehensive.